Exhibit 10.1

EXECUTION COPY

POOLING AGREEMENT

BETWEEN

NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION

SELLER

AND

NAVISTAR FINANCIAL 2010-A OWNER TRUST

ISSUER

DATED AS OF MAY 27, 2010

- ii -

EXHIBIT A	[Reserved]
EXHIBIT B	Form of PSA Assignment

APPENDIX A	Defined Terms and Rules of Construction
APPENDIX B	Notice Addresses and Procedures

- iii -

POOLING AGREEMENT

THIS POOLING AGREEMENT is made as of May 27, 2010 by and between Navistar Financial Retail Receivables Corporation, a Delaware corporation (“NFRRC” and, in its capacity as the Seller hereunder, the “Seller”), and Navistar Financial 2010-A Owner Trust, a Delaware statutory trust (the “Issuer”).

WHEREAS, Navistar Financial Corporation, a Delaware corporation (“NFC”) has sold the Receivables and the Related Security to the Seller pursuant to the Purchase Agreement.

WHEREAS, the Seller desires to sell the Receivables and the Related Security to the Issuer in exchange for the Securities.

WHEREAS, the Seller and the Issuer wish to set forth the terms pursuant to which the Receivables and the Related Security are to be sold by the Seller to the Issuer.

NOW, THEREFORE, in consideration of the foregoing, the other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions. Certain capitalized terms used in the above recitals and in this Agreement are defined in and shall have the respective meanings assigned them in Part I of Appendix A to this Agreement. All references herein to “the Agreement” or “this Agreement” are to this Pooling Agreement as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

ARTICLE II

CONVEYANCE OF RECEIVABLES; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01 Conveyance of Receivables. In consideration of the Issuer’s delivery of the Securities to, or upon the order of, the Seller, the Seller does hereby enter into this Agreement and agrees to fulfill all of its obligations hereunder and hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuer, without recourse (except as provided in Section 2.06), and the Issuer hereby purchases, as of the date hereof, pursuant to an assignment in the form attached hereto as Exhibit B (the “PSA Assignment”), all right, title and interest of the Seller in, to and under:

(a) the Retail Notes identified on the Schedule of Retail Notes attached to the PSA Assignment delivered to the Issuer, the Related Security with respect to those Retail Notes and all Collections with respect thereto due on or after the Cutoff Date; and

(b) the rights, but not the obligations, acquired by the Seller under the Purchase Agreement and the PA Assignment pursuant to Section 2.01 of the Purchase Agreement with respect to the Receivables.

It is the intention of the Seller and the Issuer that the transfer and assignment contemplated by this Section 2.01 shall constitute a sale of the Receivables and Related Security by the Seller to the Issuer and the beneficial interest in and title to the assets conveyed pursuant to this Section 2.01 shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. The Seller intends to treat such transfer and assignment as a sale for federal income tax, accounting and other purposes. Notwithstanding the foregoing, in the event a court of competent jurisdiction determines that such transfer and assignment did not constitute such a sale or that such sale shall for any reason be ineffective or unenforceable or that such beneficial interest is a part of the Seller’s estate (any of the foregoing, a “Recharacterization”), then (i) the Seller shall be deemed to have granted to the Issuer a first priority perfected security interest in all of the Seller’s right title and interest in, to and under the assets conveyed pursuant to this Section 2.01, and the Seller hereby grants such security interest, and (ii) the assets conveyed pursuant to this Section 2.01 shall be deemed to include all rights, powers and options (but none of the obligations, if any) of the Seller under any agreement or instrument included in the assets conveyed pursuant to this Section 2.01, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Receivables included in the assets conveyed pursuant to this Section 2.01 and all other monies payable under the Receivables conveyed pursuant to this Section 2.01, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights, powers and options, to bring Proceedings in the name of the Seller or otherwise and generally to do and receive anything that the Seller is or may be entitled to do or receive under or with respect to the assets conveyed pursuant to this Section 2.01. For purposes of such grant, this Agreement shall constitute a security agreement under the UCC. In the case of any Recharacterization, each of the Seller and the Issuer represents and warrants as to itself that each remittance of Collections by the Seller to the Issuer hereunder or in connection herewith will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Issuer and (ii) made in the ordinary course of business or financial affairs of the Seller and the Issuer.

In addition, on the Closing Date, the Seller shall cause the Reserve Account Initial Deposit to be deposited into the Reserve Account. Within two Business Days after the Closing Date, the Seller shall cause to be deposited into the Collection Account all collections (from whatever source) on or with respect to the assets conveyed pursuant to this Section 2.01 received by the Seller pursuant to Section 5.07 of the Purchase Agreement.

SECTION 2.02 [Reserved]

SECTION 2.03 Custody of Receivable Files. In connection with the sale, transfer and assignment of Receivables and the Related Security to the Seller from NFC pursuant to the Purchase Agreement, the Seller, simultaneously with the execution and delivery of this Agreement, shall enter into the Servicing Agreement with NFC, pursuant to which the Seller shall revocably appoint NFC as the Custodian, and NFC shall accept such appointment, to act as the agent of the Seller as Custodian of the following documents or instruments which shall be constructively delivered to the Trust, as of the Closing Date with respect to each Receivable:

(a) the fully executed original of the Retail Note for such Receivable;

(b) documents evidencing or related to any related Insurance Policy;

(c) a copy of the original credit application of each Obligor, fully executed by each such Obligor on NFC’s customary form, or on a form approved by NFC, for such application;

(d) where permitted by law, the original Certificate of Title (when received) and otherwise such documents, if any, that NFC keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of NFC as first lienholder or secured party; and

(e) any and all other documents that NFC keeps on file in accordance with its customary procedures relating to the individual Receivable, Obligor or Financed Vehicle.

SECTION 2.04 Acceptance by Issuer; Limitation on Transfer of Navistar Purchase Obligations. The Issuer does hereby accept all property (and interests in property) conveyed by the Seller pursuant to Section 2.01, and declares that the Issuer shall hold such property (and interests in property) upon the trust set forth in the Indenture and the Trust Agreement for the benefit of the Financial Parties, subject to the terms and conditions of the Trust Agreement, the Indenture, this Agreement and the other Basic Documents; provided, however, that the Issuer acknowledges and agrees that (a) the rights pursuant to the Navistar Purchase Obligations are personal to NFC and only the amounts received by NFC from time to time in respect of such rights have been assigned to NFRRC by NFC under the Purchase Agreement and to the Issuer by NFRRC hereunder, (b) neither the Issuer nor the Indenture Trustee is or is intended to be a third-party beneficiary of such rights, and (c) accordingly such rights are not exercisable by, enforceable by or for the benefit of, or preserved for the benefit of, the Issuer or the Indenture Trustee. The Issuer hereby agrees and accepts the appointment and authorization of NFC as Servicer pursuant to the Servicing Agreement. The parties agree that this Agreement (including the PSA Assignment), the Servicing Agreement, the Indenture and the Trust Agreement constitute the Further Transfer and Servicing Agreements.

SECTION 2.05 Representations and Warranties as to the Receivables. Pursuant to Section 2.01(b), the Seller assigns to the Issuer all of its right, title and interest in, to and under the Purchase Agreement. Such assigned right, title and interest includes the representations and warranties of NFC made to the Seller pursuant to Section 3.01 of the Purchase Agreement. The Seller hereby represents and warrants to the Issuer that the Seller has taken no action which would cause such representations and warranties to be false in any material respect as of the Closing Date. The Seller further acknowledges that the Issuer is relying on the representations and warranties of the Seller under this Agreement and of NFC under the Purchase Agreement in accepting the Receivables in trust and executing and delivering the Securities. The foregoing representation and warranty speaks as of the Closing Date but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

SECTION 2.06 Repurchase of Receivables Upon Breach of Warranty. Upon discovery by the Seller, the Servicer or either Trustee of a breach of any of the representations and warranties in Section 3.01 of the Purchase Agreement (and, with respect to Section 3.01(j) of the Purchase Agreement, irrespective of any limitation regarding knowledge of NFC) or in Section 2.05 or 3.01 of this Agreement that materially and adversely affects the interests of the Financial Parties in any Receivable, the party discovering such breach shall give prompt written notice thereof to the others. As of the second Accounting Date following its discovery or its receipt of notice of breach (or, at the Seller’s election, the first Accounting Date following such discovery or notice), unless such breach shall have been cured in all material respects, in the event of a breach of the representations and warranties made by the Seller in Section 2.05 or 3.01 of this Agreement, the Seller shall repurchase such Receivable from the Issuer on the related Distribution Date. Neither the Owner Trustee nor the Issuer shall have any affirmative duty to conduct any investigation as to the occurrence of any event requiring the repurchase of any Receivable pursuant to this Section 2.06.

The repurchase price to be paid by any Warranty Purchaser shall be an amount equal to the Warranty Payment and shall be deposited by the Warranty Purchaser into the Collection Account on the Transfer Date for the related Distribution Date. It is understood and agreed that the obligation of the Warranty Purchaser to repurchase any Receivable as to which a breach has occurred and is continuing shall, if such repurchase obligations are fulfilled, constitute the sole remedy against the Seller, the Servicer or NFC for such breach available to any Interested Party.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 3.01 Representations and Warranties of the Seller. The Seller makes the following representations and warranties as to itself on which the Issuer is relying in acquiring the Receivables hereunder and issuing the Securities under the other Further Transfer and Servicing Agreements. The following representations and warranties speak as of the Closing Date, but such representations and warranties shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Receivables.

(b) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires or shall require such qualification.

(c) Power and Authority. The Seller has the power and authority to execute and deliver the Further Transfer and Servicing Agreements to which it is a party (as used in this Section 3.01, the “applicable Further Transfer and Servicing Agreements”), to carry out the respective terms of such agreements and to sell and assign the property to be sold and assigned to and deposited with the Issuer as part of the Owner Trust Estate; the Seller has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance by the Seller of the applicable Further Transfer and Servicing Agreements have been duly authorized by the Seller by all necessary corporate action;

(d) Binding Obligations. The applicable Further Transfer and Servicing Agreements have been duly executed and delivered by the Seller and constitute a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Violation. The consummation by the Seller of the transactions contemplated by the applicable Further Transfer and Servicing Agreements and the fulfillment of the terms of such agreements by the Seller shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument, other than the applicable Further Transfer and Servicing Agreements, or violate any law or, to the Seller’s knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

(f) No Proceedings. There are no proceedings or, to the Seller’s knowledge, investigations pending or, to the Seller’s knowledge, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of any of the applicable Further Transfer and Servicing Agreements, any Securities issued pursuant thereto or the Administration Agreement, (ii) seeking to prevent the issuance of such Securities or the consummation of any of the transactions contemplated by the applicable Further Transfer and Servicing Agreements or the Administration Agreement, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, such Securities, the applicable Further Transfer and Servicing Agreements or the Administration Agreement.

(g) Good Title. On the date hereof, the Seller has good title to each Receivable free and clear of all Liens (other than Liens that will be released as of the date hereof). On the date hereof, good and valid title to each such Receivable will be validly and effectively conveyed to, and vested in, the Issuer, free and clear of all Liens (other than Liens created pursuant to the Basic Documents), and the transfer of such Receivable by the Seller to the Issuer has been perfected under the UCC.

(h) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Issuer a first priority perfected security or ownership interest in the Purchased Property (to the extent it constitutes Code Collateral) shall have been made, and the Receivables constitute Code Collateral.

(i) Valid Sale. This Agreement and the PSA Assignment constitute a valid sale, transfer and assignment of the Purchased Property transferred thereby, enforceable against creditors of and purchasers from the Seller.

SECTION 3.02 Liability of Seller. The Seller shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Seller.

SECTION 3.03 Merger or Consolidation of, or Assumption of the Obligations of, Seller; Amendment of Certificate of Incorporation.

(a) Any Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Seller shall be a party, (iii) succeeding to the business of the Seller, or (iv) more than 50% of the voting stock of which is owned directly or indirectly by NIC, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Seller shall provide 10 days’ prior notice of any merger, consolidation or succession pursuant to this Section 3.03 to the Rating Agencies.

(b) The Seller hereby agrees that during the term of this Agreement it shall not amend Articles Third, Fourth, Fifth, Twelfth or Fourteenth of its Restated Certificate of Incorporation without satisfying the Rating Agency Condition with respect thereto or without obtaining the prior written consent of a majority of the Outstanding Amount of the Controlling Class as of the close of the preceding Distribution Date and the prior written consent of the Holders of Certificates evidencing not less than a majority of the ownership interest in the Trust as of the close of the preceding Distribution Date.

SECTION 3.04 Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations as Seller of the Receivables under this Agreement and that in its opinion may involve it in any expense or liability.

SECTION 3.05 Seller May Own Securities. Each of the Seller and any Person controlling, controlled by or under common control with the Seller may in its individual or any other capacity become the owner or pledgee of Securities with the same rights as it would have if it were not the Seller or an Affiliate thereof except as otherwise specifically provided herein. Except as otherwise provided herein, Securities so owned by or pledged to the Seller or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of such Securities.

ARTICLE IV

TERMINATION

SECTION 4.01 Servicer’s Optional Purchase of All Receivables. On any Distribution Date following the last day of any Monthly Period as of which the Aggregate Receivables Balance is 10% or less of the Aggregate Starting Receivables Balance, the Servicer shall have the option to purchase the assets of the Owner Trust Estate other than the Designated Accounts and the Certificate Distribution Account. If the Servicer’s long term unsecured debt rating from Moody’s is equal to or higher than “Baa3” at the time that it seeks to exercise such option, then to exercise such option, the Servicer shall deposit in the Collection Account an amount equal to the aggregate Administrative Purchase Payments for the Receivables (including Liquidating Receivables), plus the appraised value of any such other property contained in the Owner Trust Estate (less the Liquidation Expenses to be incurred in connection with the recovery thereof), such value to be determined by an appraiser mutually agreed upon by the Servicer and each Trustee. If the Servicer’s long term unsecured debt rating from Moody’s is less than “Baa3” at the time that it seeks to exercise such option, then to exercise such option, the Servicer shall deposit in the Collection Account an amount equal to the appraised value of the Receivables (including Liquidating Receivables), plus the appraised value of any such other property contained in the Owner Trust Estate (less the Liquidation Expenses to be incurred in connection with the recovery thereof), such values to be determined by an appraiser mutually agreed upon by the Servicer and each Trustee; provided, that such amount (when added to any funds then on deposit in the Designated Accounts which are to be used to pay the Redemption Price) must be at least equal to the aggregate Redemption Price of all outstanding Notes through the Redemption Date. Thereupon, the Servicer shall succeed to all interests in and to the Owner Trust Estate (other than the Designated Accounts and the Certificate Distribution Account).

SECTION 4.02 Termination.

(a) Following the satisfaction and discharge of the Indenture with respect to the Notes, and the payment in full of the principal and interest on the Notes, the Certificateholders shall succeed to the rights of the Noteholders hereunder and the Owner Trustee shall succeed to the rights of the Indenture Trustee thereafter arising pursuant to this Agreement (subject to the continuing obligations of the Indenture Trustee set forth in Section 4.4 of the Indenture).

(b) After payment to each Trustee, the Noteholders and the Servicer of all amounts required to be paid under this Agreement and the Indenture, any amounts on deposit in the Reserve Account and the Collection Account (after all other distributions required to be made from such accounts have been made) shall be deposited into the Certificate Distribution Account for distribution to the Certificateholders and any other assets remaining in the Owner Trust Estate shall be distributed to the Certificate Distribution Account for distribution to the Certificateholders.

(c) This Agreement shall terminate when (i) the Certificateholders have succeeded to the rights of the Noteholders pursuant to Section 4.02(a) and (ii) any amounts on deposit in the Reserve Account and the Collection Account have been deposited into the Certificate Distribution Account pursuant to Section 4.02(b).

SECTION 4.03 Seller’s Optional Purchase of All Receivables. On any Distribution Date following the last day of any Monthly Period as of which the Aggregate Receivables Balance is 30.00% or less of the Aggregate Starting Receivables Balance (the “Optional Purchase Date”), the Seller shall have the option to purchase all but not less than all of the assets of the Issuer (other than the Designated Accounts and the Certificate Distribution Account). To exercise such option, the Seller shall deposit in the Collection Account an amount equal to the sum of (a) the appraised value of the Receivables (including Liquidating Receivables), plus (b) the appraised value of any such other property contained in the Owner Trust Estate (less the Liquidation Expenses to be incurred by the Servicer in connection with the recovery thereof), such values to be determined by an appraiser mutually agreed upon by NFRRC, the Servicer, the Owner Trustee and the Indenture Trustee; provided, that such amount (when added to any funds then on deposit in the Designated Accounts which are to be used to pay the Redemption Price) must be at least equal to the aggregate Redemption Price of all outstanding Notes through the Optional Purchase Date. Thereupon, NFRRC shall succeed to all interests in and to the Owner Trust Estate (other than the Designated Accounts and the Certificate Distribution Account). The Seller shall make such deposit set forth in this Section 4.03 in immediately available funds on or prior to the Optional Purchase Date.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.01 Amendment.

(a) This Agreement may be amended by the Seller and the Issuer with the consent of the Indenture Trustee, but without the consent of any of the Financial Parties, (i) to cure any ambiguity, (ii) to correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement or any other Basic Document, (iii) to add or supplement any credit enhancement for the benefit of the Noteholders of any class or the Certificateholders provided that if any such addition shall affect any class of Noteholders or the Certificateholders differently than any other class of Noteholders or the Certificateholders, respectively, then such addition shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any class of Noteholders or the Certificateholders, (iv) to add to the covenants, restrictions or obligations of the Seller or either Trustee, or (v) to add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Financial Parties.

(b) This Agreement may also be amended from time to time by the Seller and the Issuer with the consent of the Indenture Trustee, the consent of Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Controlling Class as of the close of the preceding Distribution Date and the consent of Certificateholders whose Certificates evidence not less than a majority of the ownership interest in the Trust as of the close of the preceding Distribution Date (which consents, whether given pursuant to this Section 5.01 or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future holders of such Notes or Certificates and of any Notes or Certificates issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Notes or Certificates) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Financial Parties; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Security, the Interest Rate for any class of Notes or the Specified Reserve Account Balance, (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Securities then outstanding, or (iii) amend any provision of this Agreement (including Section 5.06) which requires actions taken under such provision to have the consent of Noteholders whose Notes evidence greater than a majority of the Outstanding Amount of the Controlling Class as of the preceding Distribution Date or of the Holders of Certificates evidencing greater than a majority of the ownership interest in the Trust as of the preceding Distribution Date, in each case without the consent of the Indenture Trustee and the numbers of Financial Parties described in such Section.

(c) Prior to the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification to the Rating Agencies of the substance of such amendment or consent as provided to the Indenture Trustee.

(d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, and the Indenture Trustee shall furnish written notification to each Noteholder of the substance of such amendment or consent as provided to the Indenture Trustee.

(e) It shall not be necessary for the consent of Financial Parties pursuant to Section 5.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Financial Parties provided for in this Agreement) and of evidencing the authorization of the execution thereof by Financial Parties shall be subject to such reasonable requirements as either Trustee may prescribe.

(f) Prior to the execution of any amendment to this Agreement, each Trustee shall be entitled to receive and rely upon the Opinion of Counsel referred to in Section 5.02(i) and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. Each Trustee may, but shall not be obligated to, enter into any such amendment which affects such Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 5.02 Protection of Title to Owner Trust Estate.

(a) The Seller shall prepare and file such financing statements and cause to be prepared and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer under this Agreement in the Receivables, the Related Security and the other property conveyed hereby (to the extent such property constitutes Code Collateral) and the Indenture Trustee’s security interest in the Receivables, the Related Security and the other property conveyed hereby (to the extend such property constitutes Code Collateral) and hereby authorizes the Issuer and the Indenture Trustee to file such financing statements or continuation statements relating to all or any part thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) The Seller shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with Section 5.02(a) above seriously misleading within the meaning of Section 9-506 of the UCC, unless it shall have given each Trustee at least 60 days prior written notice thereof and shall file such financing statements or amendments as may be necessary to continue the perfection of the Issuer’s security interest in the Receivables, the Related Security and other property conveyed hereby (to the extent such property constitutes Code Collateral).

(c) The Seller shall give each Trustee at least 60 days prior written notice of any change in its jurisdiction of formation and shall file such financing statements or amendments as may be necessary to continue the perfection of the Issuer’s security interest in the Receivables, the Related Security and the other property conveyed hereby (to the extent such property constitutes Code Collateral). The Seller shall at all times maintain its jurisdiction of formation within the United States of America.

(d) The Seller will cause the Servicer to maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and extensions of any scheduled payments made not less than 45 days prior thereto, and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e) The Seller will cause NFC to maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, NFC’s master computer records (including any back-up archives) that refer to any Receivable indicate clearly that the Receivable is owned by the Issuer and has been pledged by the Issuer to the Indenture Trustee. Indication of the Issuer’s ownership of a Receivable shall be deleted from or modified on NFC’s computer systems when, and only when, the Receivable shall have been paid in full, repurchased by the Seller, purchased by the Servicer or become a Liquidating Receivable as to which the Servicer and NFC have discontinued pursuing remedies with respect to collection in accordance with its customary servicing procedures and such Receivable is deleted from NFC’s computer systems.

(f) If at any time the Seller proposes to sell, grant a security interest in, or otherwise transfer any interest in truck, truck chassis, bus and trailer receivables to any prospective purchaser, lender or other transferee, the Seller shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged by the Issuer to the Indenture Trustee unless such Receivable has been paid in full, repurchased by the Seller or purchased by the Servicer.

(g) The Seller will cause the Servicer to permit each Trustee and their respective agents at any time to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivables then or previously included in the Owner Trust Estate.

(h) The Seller will cause the Servicer to furnish to each Trustee at any time upon request a list of all Receivables then held as part of the Owner Trust Estate, together with a reconciliation of such list to the Schedule of Retail Notes and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Owner Trust Estate. Upon request, the Servicer shall furnish a copy of any such list to the Seller. Each Trustee and the Seller shall hold any such list and the Schedule of Retail Notes for examination by interested parties during normal business hours at their respective offices located at the addresses set forth in Section 5.03.

(i) The Seller will deliver to each Trustee at or prior to the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

(j) Except for the conveyances hereunder and as contemplated by the Further Transfer and Servicing Agreements, the Seller shall not sell, pledge, assign or transfer the Receivables or the Related Security to any other Person, or grant, create, incur, assume or suffer to exist any Lien (except any Permitted Lien) on any interest therein, and the Seller shall defend the right, title and interest of the Trust in, to and under the Receivables and the Related Security against all claims of third parties claiming through or under the Seller.

SECTION 5.03 Notices. All demands, notices and communications upon or to the Seller, either Trustee or the Rating Agencies under this Agreement shall be delivered as specified in Appendix B hereto.

SECTION 5.04 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois; provided, however, that (i) the duties and immunities of the Owner Trustee hereunder shall be governed by the Trust Agreement and the laws of the State of Delaware, and (ii) the rights, obligations and remedies of the Indenture Trustee shall be governed by the laws of the State of New York.

SECTION 5.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or the rights of the holders thereof.

SECTION 5.06 Assignment. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by the Seller without the prior written consent of Noteholders whose Notes evidence not less than 66% of the Outstanding Amount of the Controlling Class as of the close of the preceding Distribution Date and of Holders of Certificates evidencing not less than 66% of the ownership interest in the Trust as of the close of the preceding Distribution Date. The Seller shall provide notice of any such assignment to the Rating Agencies.

SECTION 5.07 Third-Party Beneficiaries. The Seller and the Issuer agree that the Indenture Trustee is an express third-party beneficiary with respect to this Agreement and, as such, shall have the right to enforce this Agreement and to exercise directly all of the Issuer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of the Issuer to be given or withheld hereunder). Except as otherwise provided in this Article V, no other Person shall have any right or obligation hereunder.

SECTION 5.08 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 5.09 Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

SECTION 5.10 Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Financial Parties of all right, title and interest of the Issuer in, to and under the Owner Trust Estate and/or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee and the Financial Parties.

SECTION 5.11 No Petition Covenants; Waiver of Claims.

(a) Notwithstanding any prior termination of this Agreement, the Seller shall not, prior to the date which is one year and one day after the final distribution with respect to the Securities from the Note Distribution Account or the Certificate Distribution Account, as applicable, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(b) Notwithstanding any prior termination of this Agreement, the Issuer shall not, prior to the date which is one year and one day after the final distribution with respect to the all securities of NFRRC or any of its subsidiaries, as applicable, acquiesce, petition or otherwise invoke, or join any other Person in acquiescing, petitioning or otherwise invoking, the process of any court or government authority for the purpose of commencing or sustaining a case against NFRRC under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of NFRRC or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 5.12 Limitation of Liability of the Trustees.

(a) Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by Citibank, N.A., a national banking association, not in its individual capacity but solely as Indenture Trustee and in no event shall Citibank, N.A. have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed by Deutsche Bank Trust Company Delaware, not in its individual capacity but solely in its capacity as Owner Trustee, and in no event shall Deutsche Bank Trust Company Delaware in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder, or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Trust Agreement.

SECTION 5.13 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 5.14 Survival; Termination. This Agreement shall create and constitute the continuing obligations of the parties hereto and shall remain in full force and effect until terminated in accordance with Section 4.02; provided, however, that this Section 5.14 and the rights and remedies with respect to Section 5.11 and Section 5.12 shall be continuing and shall survive any termination of this Agreement.

SECTION 5.15 Waivers. No failure or delay on the part of the Issuer (or the Indenture Trustee) in exercising any power, right or remedy under this Agreement or the PA Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

*        *        *         *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

NAVISTAR FINANCIAL 2010-A OWNER TRUST

By:	DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By	/s/ Michele HY Voon
Name:	Michele HY Voon
Title:	Attorney-in-fact

By:	/s/ Mark DiGiacomo
Name:	Mark DiGiacomo
Title:	Attorney-in-fact

NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION, as Seller

By:	/s/ William V. McMenamin
Name:	William V. McMenamin
Title:	Vice President, Chief Financial Officer and Treasurer

Acknowledged and Accepted:

CITIBANK, N.A.,

not in its individual capacity but solely as

Indenture Trustee

By:	/s/ Jacqueline Suarez
Name:	Jacqueline Suarez
Title:	Vice President

Acknowledged and Accepted:

NAVISTAR FINANCIAL CORPORATION, as Servicer

By:	/s/ William V. McMenamin
Name:	William V. McMenamin
Title:	Vice President, Chief Financial Officer and Treasurer

EXHIBIT A

Locations of Schedule of Retail Notes

[Reserved]

Ex. A-1

EXHIBIT B

Form of PSA Assignment

As of                     , 2010, for value received, in accordance with the Pooling Agreement, dated as of the date hereof (the “Pooling Agreement”), between Navistar Financial Retail Receivables Corporation, a Delaware corporation (the “Seller”) and Navistar Financial 2010-A Owner Trust (the “Issuer”), the Seller does hereby sell, assign, transfer and otherwise convey unto the Issuer, without recourse (except as provided in Section 2.06 of the Pooling Agreement), all right, title and interest of the Seller in, to and under (a) the Retail Notes identified on the Schedule of Retail Notes attached hereto having an Aggregate Starting Receivables Balance of $            .    and the Related Security with respect to those Retail Notes; and (b) the Seller’s rights, but not its obligations, under the Purchase Agreement and the PA Assignment acquired by the Seller pursuant to Section 2.01 of the Purchase Agreement with respect to the Receivables.

The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the undersigned or NFC to the Obligors, Dealers, insurers or any other Person in connection with the Receivables, the agreements with Dealers, any Insurance Policies or any agreement or instrument relating to any of them.

This PSA Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Pooling Agreement and is to be governed by the Pooling Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling Agreement.

*        *        *         *

Ex. B-1

IN WITNESS WHEREOF, the undersigned has caused this PSA Assignment to be duly executed as of the date and year first above written.

NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION

By:
Name:
Title:

Ex. B-2

APPENDIX A

PART I - DEFINITIONS

All terms used in this Appendix shall have the defined meanings set forth in this Part I when used in the Basic Documents, unless otherwise defined therein.

Accountants’ Report: As defined in Section 3.02 of the Servicing Agreement.

Accounting Date: With respect to a Distribution Date, the last day of the related Monthly Period, or, with respect to any initial Distribution Date that occurs in the same calendar month as the Closing Date, the close of business on the Closing Date.

Act: An Act as specified in Section 11.3(a) of the Indenture.

Actual Payment: With respect to a Distribution Date and any Receivable, all payments received by the Servicer from or for the account of the Obligor during the related Monthly Period (and, in the case of the first Distribution Date occurring after the date such Receivable is transferred to the Trust, all payments received by the Servicer from or for the account of the Obligor on or after the Cutoff Date) except for any Overdue Payments or Supplemental Servicing Fees.

Administration Agreement: That certain Administration Agreement, dated as of the Closing Date among NFC, as Administrator, the Trust and the Indenture Trustee, as amended, modified and supplemented from time to time.

Administrative Purchase Payment: With respect to a Distribution Date and to an Administrative Receivable purchased as of the related Accounting Date, a release of all claims for reimbursement of Monthly Advances made on such Administrative Receivable plus a payment equal to the sum of (a) the sum of (i) the Scheduled Payments on such Administrative Receivable due after the Accounting Date, plus (ii) the amount equal to any reimbursements made pursuant to the last sentence of Section 2.14 of the Servicing Agreement with respect to such Administrative Receivable, plus (iii) all past due Scheduled Payments with respect to which a Monthly Advance has not been made, minus (b) the Rebate, minus (c) any Liquidation Proceeds with respect to such Administrative Receivable to the extent applied on or prior to the Accounting Date that are not reflected in items (i) through (iii) of this definition.

Administrative Receivable: As defined in Section 2.08 of the Servicing Agreement.

Administrator: NFC or any successor Administrator under the Administration Agreement.

Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agency Office: The office of the Issuer maintained pursuant to Section 3.2 of the Indenture.

Aggregate Class A Noteholders’ Interest Distributable Amount: With respect to any Distribution Date, the sum of (a) the Class A Noteholders’ Interest Distributable Amounts for all classes of Class A Notes, plus (b) the Class A Noteholders’ Interest Carryover Shortfall as of the preceding Distribution Date.

Aggregate Losses: With respect to any calendar month an amount equal to, the sum of (a) the aggregate of the Receivable Balances of all Receivables in or allocated to the Trust newly designated during such calendar month as Liquidating Receivables, plus (b) the aggregate principal portion of Scheduled Payments due but not received with respect to all such Receivables prior to the date any such Receivable was designated a Liquidating Receivable, minus (c) Liquidation Proceeds collected during such calendar month with respect to all Liquidating Receivables.

Aggregate Note Principal Balance: With respect to the close of a Distribution Date, the sum of the Note Principal Balances for all classes of Notes.

Aggregate Receivables Balance: As of any date, the sum of the Receivables Balances of all outstanding Receivables (other than Liquidating Receivables) held by the Trust on such date.

Aggregate Starting Receivables Balance: As of any date of determination, the aggregate Starting Receivable Balances of all the Receivables transferred to the Trust as of the Cutoff Date, which is $940,330,446.21.

Annual Percentage Rate or APR: The annual percentage rate specified in the Contract related to such Retail Note.

Applicable Trustee: So long as the Aggregate Note Principal Balance is greater than zero and the Indenture has not been discharged in accordance with its terms, the Indenture Trustee, and thereafter, the Owner Trustee.

Assignment: Any PA Assignment or PSA Assignment.

Authenticating Agent: Citibank N.A., a national banking association or any successor appointed by the Owner Trustee pursuant to the Trust Agreement.

Authorized Officer: With respect to the Issuer, any officer or attorney in fact of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and with respect to any other Person, a Vice

App. A-2

President or more senior officer of such Person who is authorized to act for such Person with respect to such matters.

Available Amount: With respect to any Distribution Date, the sum of the following amounts with respect to the related Monthly Period: (a) all Collections received by the Servicer during such Monthly Period, plus (b) all Monthly Advances made by the Servicer pursuant to Section 2.14 of the Servicing Agreement, plus (c) all Warranty Payments and Administrative Purchase Payments or the amounts received with respect to the Receivables repurchased by the Seller pursuant to Section 4.03 of the Pooling Agreement or purchase by the Servicer pursuant to Section 4.01 of the Pooling Agreement, minus (d) an amount equal to the aggregate of the amounts representing reimbursement for Outstanding Monthly Advances and Liquidation Expenses pursuant to Section 8.2(b)(i) of the Indenture.

Backup Servicer: Initially, Portfolio Financial Servicing Corporation, and its successors and assigns, and thereafter any Person, if any, appointed as the Backup Servicer.

Backup Servicing Agreement: The Backup Servicing Agreement, dated as of the Closing Date, between the Servicer and the Backup Servicer, as amended, modified and supplemented from time to time.

Backup Servicing Expenses: For any Distribution Date, the reasonable out-of-pocket accrued and unpaid costs, expenses, disbursements and other charges incurred by the Backup Servicer during the related Monthly Period in connection with the performance of its backup servicing duties and obligations under the Backup Servicing Agreement and any damages or other amounts for which the Backup Servicer is entitled to indemnification pursuant to the Backup Servicing Agreement, each as expressly provided therein and to the extent not paid by the Servicer.

Backup Servicing Fee: An amount equal to $1,500 with respect to each month, payable to the Backup Servicer as described in the Indenture.

Basic Documents: The Trust Agreement, the Certificate of Trust, the Purchase Agreement, the PA Assignment, the Pooling Agreement, the PSA Assignment, the Administration Agreement, the Note Depository Agreement, the Indenture (including any supplements thereto), the Servicing Agreement, the Backup Servicing Agreement, the Schedule of Retail Notes, the Note Purchase Agreement and the other documents and certificates (including the appointment of the Paying Agent, Authentication Agent and Certificate Registrar) delivered in connection with each of the foregoing from time to time.

Basic Servicing Fee: As defined in Section 2.09 of the Servicing Agreement.

Basic Servicing Fee Rate: As defined in Section 2.09 of the Servicing Agreement.

Benefit Plan: Any one of (a) an employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA, (b) a plan subject to Section 4975 of the Code, or (c) any entity the underlying assets of which constitute “plan assets” as determined under regulations issued by the U.S. Department of Labor (including U.S. Department of Labor regulation 2510.3-101, as modified by Section 3(42) of ERISA.

App. A-3

Book-Entry Note: Notes in which ownership and transfers shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

Business Day: Any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York or Chicago, Illinois are authorized or required by law to close.

Certificate: Any one of the certificates executed by the Issuer and authenticated by or on behalf of the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

Certificate Distribution Account: The account designated as such, established and maintained pursuant to Section 5.1(a) of the Trust Agreement.

Certificate of Title: With respect to a Financed Vehicle, the certificate of title or other evidence of ownership of such Financed Vehicle issued by a registrar of titles in the jurisdiction in which such Financed Vehicle is registered.

Certificate of Trust: The certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

Certificate Register: The register of Certificates specified in Section 3.4 of the Trust Agreement.

Certificate Registrar: The registrar at any time of the Certificate Register, appointed pursuant to Section 3.4(a) of the Trust Agreement.

Certificated Security: Shall have, as of any date, the meaning given to such term under the applicable UCC in effect on such date.

Certificateholder: A Person in whose name a Certificate is registered pursuant to the terms of the Trust Agreement.

Class A Noteholders’ Interest Carryover Shortfall: As of the close of any Distribution Date, the excess of the Aggregate Class A Noteholders’ Interest Distributable Amount for such Distribution Date over the amount that was actually paid in respect of the Aggregate Class A Noteholders’ Interest Distributable Amount on such Distribution Date.

Class A Noteholders’ Interest Distributable Amount: (a) With respect to the Class A-1 Notes and any Distribution Date, the product of (i) the outstanding principal balance of the Class A-1 Notes on the preceding Distribution Date, after giving effect to all payments of principal in respect of the Class A-1 Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance of the Class A-1 Notes on the Closing Date), multiplied by (ii) the product of (A) the Interest Rate for the Class A-1 Notes on such Distribution Date, multiplied by (B) a fraction, the numerator of which is the actual number of days elapsed from the most recent Distribution Date on which interest has been paid (or, in the case of the first Distribution Date, since the Closing Date) to but excluding the current

App. A-4

Distribution Date, and the denominator of which is 360; and (b) with respect to the Class A-2 Notes and the Class A-3 Notes and any Distribution Date, the product of (i) the outstanding principal balance of such class of Class A Notes on the preceding Distribution Date, after giving effect to all payments of principal in respect of such class of Class A Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance of the applicable class of Notes on the Closing Date), multiplied by (ii) the product of (A) the Interest Rate for such class of Notes, multiplied by (B) a fraction, the numerator of which is 30 (or, in the case of the first Distribution Date, 21 to but excluding the current Distribution Date), and the denominator of which is 360.

Class A Notes: Collectively, the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

Class A-1 Notes: The Class A-1 0.60828% Asset Backed Notes in the aggregate principal amount of $326,000,000 issued pursuant to the Indenture.

Class A-2 Notes: The Class A-2 1.47% Asset Backed Notes in the aggregate principal amount of $262,000,000 issued pursuant to the Indenture.

Class A-3 Notes: The Class A-3 1.99% Asset Backed Notes in the aggregate principal amount of $217,900,000 issued pursuant to the Indenture.

Class B Noteholders’ Interest Carryover Shortfall: As of the close of any Distribution Date, the excess of (a) the Class B Noteholders’ Interest Distributable Amount for such Distribution Date, over (b) the amount that was actually paid in respect of the Class B Noteholders’ Interest Distributable Amount on such Distribution Date.

Class B Noteholders’ Interest Distributable Amount: With respect to any Distribution Date, the sum of (a) the Class B Noteholders’ Monthly Interest Distributable Amount for such Distribution Date, plus (b) the Class B Noteholders’ Interest Carryover Shortfall as of the preceding Distribution Date.

Class B Noteholders’ Monthly Interest Distributable Amount: With respect to any Distribution Date, the product of (a) the outstanding principal balance of the Class B Notes on the preceding Distribution Date after giving effect to all payments of principal in respect of the Class B Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing Date), multiplied by (b) the product of (i) the Interest Rate for the Class B Notes, multiplied by (ii) a fraction, the numerator of which is 30 (or, in the case of the first Distribution Date, 21 to but excluding the current Distribution Date), and the denominator of which is 360.

Class B Notes: The Class B 4.17% Asset Backed Notes in the aggregate principal amount of $75,200,000 issued pursuant to the Indenture.

Class C Noteholders’ Interest Carryover Shortfall: As of the close of any Distribution Date, the excess of (a) the Class C Noteholders’ Interest Distributable Amount for such Distribution Date, over (b) the amount that was actually paid in respect of the Class C Noteholders’ Interest Distributable Amount on such Distribution Date.

App. A-5

Class C Noteholders’ Interest Distributable Amount: With respect to any Distribution Date, the sum of (a) the Class C Noteholders’ Monthly Interest Distributable Amount for such Distribution Date, plus (b) the Class C Noteholders’ Interest Carryover Shortfall as of the preceding Distribution Date.

Class C Noteholders’ Monthly Interest Distributable Amount: With respect to any Distribution Date, the product of (a) the outstanding principal balance of the Class C Notes on the preceding Distribution Date after giving effect to all payments of principal in respect of the Class C Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing Date) multiplied by (b) the product of (i) the Interest Rate for the Class C Notes, multiplied by (ii) a fraction, the numerator of which is 30 (or, in the case of the first Distribution Date, 21 to but excluding the current Distribution Date), and the denominator of which is 360.

Class C Notes: The Class C 6.16% Asset Backed Notes in the aggregate principal amount of $38,100,000 issued pursuant to the Indenture.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The Clearing Agency shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the New York UCC.

Clearing Agency Participant: A securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

Closing: As defined in Section 2.03 of the Purchase Agreement.

Closing Date: May 27, 2010.

Code: The Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

Code Collateral: Any property a security interest in which may be perfected by filing under the applicable UCC.

Collateral: As defined in the granting clause of the Indenture.

Collection Account: The account designated as such, established and maintained pursuant to Section 2.02(a)(i) of the Servicing Agreement.

Collections: All amounts received from Obligors or otherwise in respect of Receivables during the related Monthly Period, whether constituting principal or interest, prepayments, proceeds of sales of Financed Vehicles, Insurance Proceeds, Liquidation Proceeds, proceeds from the sale or other disposition of collateral deposited in the Collection Account in accordance with the Indenture or otherwise, except for Supplemental Servicing Fees received on the Receivables and the Related Security.

App. A-6

Contract: With respect to a Retail Note, the related contract(s) or other agreement(s) with the related Obligor which set forth the terms of such Retail Note.

Contractual Obligation: As to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

Controlling Class: (a) So long as any Class A Notes are outstanding, the Class A Notes, (b) if the Class A Notes are no longer outstanding but the Class B Notes are outstanding, the Class B Notes, (c) if the Class A Notes and the Class B Notes are no longer outstanding but the Class C Notes are outstanding, the Class C Notes, and (d) if the Notes are no longer outstanding, the Certificates.

Corporate Trust Office: With respect to the Indenture Trustee or the Owner Trustee, the principal office at which at any particular time the corporate trust business of that Person shall be administered, which office at the Closing Date is located (a) at (i) for note transfer/surrender purposes, Citibank, N.A., 111 Wall Street, 15th Floor, New York, NY 10005, Attention: 15th Floor Window / Navistar Financial Owner Trust 2010-A and (ii) for all other purposes, Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, NY 10013, Attention: Agency and Trust - Navistar Financial Owner Trust 2010-A, with respect to the Indenture Trustee and (b) at Deutsche Bank Trust Company Delaware, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805, Attention: Corporate Services Division - Trust & Securities Services with respect to the Owner Trustee.

Custodian: NFC, as Servicer, or another custodian named from time to time in the Servicing Agreement.

Cutoff Date: May 1, 2010.

DBRS: DBRS, Inc., or its successor.

Dealer: (a) A Person with whom Navistar has a valid dealer sales/maintenance agreement to sell Navistar Vehicles, (b) a Person with whom NFC has an agreement to extend new or used truck, truck chassis, bus or trailer floor plan financing terms, or (c) a truck, bus, or trailer equipment manufacturer with whom Navistar has a valid agreement to sell Navistar Vehicles.

Dealer Liability: With respect to any Receivable, all rights, claims and actions of Navistar Financial against the Dealer which sold the Financed Vehicle(s) which gave rise to such Receivable and any successor Dealer for recourse or reimbursement of any losses, costs or expenses arising as a result of a default by the Obligor on such Receivable.

Default: Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

Definitive Notes: The Notes specified in Section 2.12 of the Indenture.

Delinquency Percentage: With respect to a Monthly Period, an amount equal to the aggregate Remaining Gross Balance of all outstanding Receivables which are 61 days or more

App. A-7

past due as of the last day of such calendar month, as determined in accordance with the Servicer’s normal practices, expressed as a percentage of the aggregate Remaining Gross Balance of all outstanding Receivables on the last day of such Monthly Period.

Designated Account Property: The Designated Accounts, all amounts and investments held from time to time in any Designated Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, and all proceeds of the foregoing.

Designated Accounts: Collectively, the Collection Account, the Reserve Account and the Note Distribution Account.

Designated Receivables: As defined in Section 2.01 of the Purchase Agreement.

Determination Date: The day that is two Business Days prior to the Distribution Date.

Distribution Date: With respect to a Monthly Period, the 18th day of the next succeeding calendar month or, if such 18th day is not a Business Day, the next succeeding Business Day, commencing June 18, 2010.

Dollars or $: Lawful currency of the United States of America.

Eligible Deposit Account: Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade for long-term unsecured debt.

Eligible Institution: A depository institution organized under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), (a) which has either (i) a long-term unsecured debt rating of at least “A” from DBRS and “A2” from Moody’s or such other ratings as the Rating Agencies may approve or (ii) a short-term unsecured debt or certificate of deposit rating of at least “R-1” from DBRS and “P-1” from Moody’s or such other ratings as the Rating Agencies may approve, (b) whose deposits are insured by the FDIC, and (c) having a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Eligible Investments: Book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(i)	direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

(ii)

demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and

App. A-8

subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby;

(iii)	commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby;

(iv)	investments in money market or common trust funds having a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective affiliates is investment manager or advisor, so long as such fund shall have such rating);

(v)	bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) of this definition above;

(vi)	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (A) a depository institution or trust company (acting as principal) described in clause (ii) of this definition or (B) a depository institution or trust company the deposits of which are insured by FDIC or the counterparty for which has a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations, the collateral for which is held by a custodial bank for the benefit of the Issuer or the Indenture Trustee, is marked to market daily and is maintained in an amount that exceeds the amount of such repurchase obligation, and which requires liquidation of the collateral immediately upon the amount of such collateral being less than the amount of such repurchase obligation (unless the counterparty immediately satisfies the repurchase obligation upon being notified of such shortfall);

(vii)	commercial paper master notes having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations; and

(viii)	any other investment permitted by each of the Rating Agencies.

App. A-9

in each case, other than as permitted by the Rating Agencies or unless payable on demand, maturing not later than the Business Day immediately preceding the next Distribution Date.

Eligible Restructured Receivable: Any Receivable which (a) was amended or restructured for credit reasons at least 12 months prior to the Cutoff Date, (b) is not owed by an Obligor that is the subject of a bankruptcy or insolvency proceeding, and (c) since its amendment or restructuring, has not been greater than 60 days past due (measured from the date of any Scheduled Payment).

Equal Payment Fully Amortizing Receivable: As defined in Section 3.01(a)(i) of the Purchase Agreement.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: An event described in Section 5.1 of the Indenture.

Exchange Act: The United States Securities Exchange Act of 1934, as amended.

Executive Officer: With respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary, the Treasurer, Assistant Secretary or Assistant Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

Expenses: The expenses described in Section 6.9 of the Trust Agreement.

FDIC: The Federal Deposit Insurance Corporation or any successor entity thereto.

Final Scheduled Distribution Date: With respect to a class of Notes, the date set forth below opposite such class of Notes:

Class A-1 Notes:	June 20, 2011
Class A-2 Notes:	October 18, 2012
Class A-3 Notes:	January 21, 2014
Class B Notes:	October 20, 2014
Class C Notes:	May 18, 2018

Financed Vehicle: A new or used medium or heavy duty truck, truck chassis, bus or trailer, together with any accessions thereto which were financed with the proceeds of the related Receivable securing an Obligor’s indebtedness under a Receivable. A Receivable may be secured by one or more Financed Vehicles.

Financial Asset: The meaning given such term in Revised Article 8. As used herein, the Financial Asset “related to” a Security Entitlement is the Financial Asset in which the entitlement holder (as defined in Revised Article 8) holding such Security Entitlement has the rights and property interest specified in Revised Article 8.

Financial Parties: The Noteholders and the Certificateholders.

App. A-10

Full Prepayment: With respect to a Distribution Date, that portion of an Actual Payment (other than a Scheduled Payment), which with respect to (a) any Receivable, is sufficient to prepay such Receivable in full (after application of the Scheduled Payment) or (ii) a Receivable secured by multiple Financed Vehicles, equals the unpaid principal amount of the Retail Note relating to any Financed Vehicle, as determined by the Servicer in accordance with its customary servicing procedures.

Further Transfer and Servicing Agreements: The Pooling Agreement, including the PSA Assignment, the Servicing Agreement, the Backup Servicing Agreement, the Trust Agreement and the Indenture.

GAAP: Generally accepted accounting principles in the United States of America in effect from time to time.

Governmental Authority: Any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Grant: To mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for lease payments and principal and interest payments in respect of, the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

Gross Balance: As of any date of determination, with respect to a Receivable, the unpaid principal balance of such Retail Note as of such date plus, with respect to a Retail Note classified as a “finance charge-included contract”, the finance charges included in the payments due with respect to such Retail Note on or after such date.

Guaranty: With respect to any Receivable, a personal or commercial guaranty of an Obligor’s performance with respect to such Receivable.

Holder: (a) With respect to the Notes, the Person in whose name a Note is registered on the Note Register and (b) with respect to the Certificates, the Person in whose name a Certificate is registered on the Certificate Register.

Indenture: The Indenture, between the Issuer and the Indenture Trustee, dated as of the Closing Date, as the same may from time to time be amended, modified or otherwise supplemented.

App. A-11

Indenture Trustee: Citibank, N.A., a national banking association, not in its individual capacity but solely as trustee under the Indenture, or any successor indenture trustee under the Indenture.

Independent: When used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons, (a) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons, and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” and that the signer is Independent within the meaning thereof.

Indirect Participant: A securities broker, dealer, bank, trust company or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

Initial Aggregate Starting Receivables Balance $940,330,446.21.

Initial Purchasers: Collectively, the Persons named in Schedule 1 to the Note Purchase Agreement.

Insolvency Event: With respect to a specified Person, (a) the entry of a decree or order for relief by a court, agency or supervisory authority having jurisdiction in the premises or the entry of a decree or order by such court, agency or supervisory authority for the appointment of a conservator, receiver or liquidator for such Person, in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of such Person’s affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (b) the consent by such Person to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Person or of or relating to substantially all of such Person’s property, or (c) such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

Insolvency Laws: The United States Bankruptcy Code or similar applicable state laws.

Insurance Policy: With respect to any Receivable, an insurance policy covering physical damage, credit life, credit disability, theft, mechanical breakdown or similar event to each Financed Vehicle securing such Receivable.

App. A-12

Insurance Proceeds: With respect to any Receivable, the proceeds of any Insurance Policy with respect to such Receivable.

Interest Rate: With respect to the Class A-1 Notes, 0.60828% per annum, with respect to the Class A-2 Notes, 1.47% per annum, with respect to the Class A-3 Notes, 1.99% per annum, with respect to the Class B Notes, 4.17% per annum, and with respect to the Class C Notes, 6.16% per annum.

Interested Parties: The Issuer and each other party identified or described in the Purchase Agreement or the Further Transfer and Servicing Agreements as having an interest as owner, trustee, secured party or Financial Party with respect to the Purchased Property.

Investment Company Act: The Investment Company Act of 1940, as amended.

Investment Earnings: Investment earnings on funds deposited in the Designated Accounts, net of losses and investment expenses, during the applicable Monthly Period.

Issuer: The party named as such in the Pooling Agreement and the Indenture until a successor replaces it and, thereafter, means the successor and, for all purposes of any provision contained therein, each other obligor on the Notes.

Issuer Documents: The Pooling Agreement, the Servicing Agreement, the Trust Agreement, the Note Depository Agreement and the Indenture.

Issuer Order or Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

Lien: Any security interest, lien, charge, pledge, equity or encumbrance of any kind.

Liquidating Receivable: A Receivable (a) as to which the Servicer (i) has reasonably determined, in accordance with its customary servicing procedures, that eventual payment of amounts owing on such Receivable is unlikely, or (ii) has repossessed the Financed Vehicle or all Financed Vehicles securing the Receivable or (b) as to which any related Scheduled Payment is at least 210 days overdue.

Liquidation Expenses: With respect to a Liquidating Receivable, an amount not to exceed $750 (or such greater amount as the Servicer determines necessary in accordance with its customary procedures to refurbish and dispose of a repossessed Financed Vehicle) as an allowance for amounts charged to the account of the Obligor, in keeping with the Servicer’s customary procedures, for repossession, refurbishment and disposition of the Financed Vehicle including out-of-pocket costs related to the liquidation.

Liquidation Proceeds: With respect to a Liquidating Receivable, all amounts realized with respect to such Receivable, including the benefits of any Insurance Proceeds, proceeds from any Dealer Liability, proceeds from any Navistar Purchase Obligations and proceeds from any Guaranties, net of amounts that are required to be refunded to the Obligor on such Receivable.

App. A-13

Material Adverse Effect: With respect to a Person, a material adverse effect on (a) the ability of such Person to perform its obligations under any of the Basic Documents or (b) the validity or enforceability of any of the Basic Documents or the rights or remedies of any other Person thereunder.

Monthly Advance: As defined in Section 2.14 of the Servicing Agreement.

Monthly Period: With respect to a Determination Date and a Record Date, the calendar month preceding the month in which such date occurs. With respect to an Accounting Date, the calendar month in which such Accounting Date occurs. With respect to a Distribution Date, the calendar month preceding the month in which such Distribution Date occurs except that the Monthly Period relating to the first Distribution Date shall be the period from the Cutoff Date to the last day of the calendar month immediately preceding the first Distribution Date.

Monthly Remittance Conditions: As defined in Section 2.12 of the Servicing Agreement.

Moody’s: Moody’s Investors Service Inc. or its successor.

Navistar: Navistar, Inc., a Delaware corporation (formerly known as International Truck and Engine Corporation), and its successors and assigns.

Navistar Financial or NFC: Navistar Financial Corporation, a Delaware corporation, and its successors and assigns.

Navistar Purchase Obligations: Certain obligations of Navistar, subject to limitations, to purchase Financed Vehicles securing Liquidating Receivables pursuant to Article VI and other provisions of the Amended and Restated Master Intercompany Agreement by and between Navistar Financial and Navistar, dated as of April 1, 2007, as such Amended and Restated Master Intercompany Agreement may be amended, supplemented, restated or otherwise modified.

Navistar Vehicle: Any truck, truck chassis, bus or trailer produced by or for Navistar or its Subsidiaries or sold by Navistar or its Subsidiaries to Dealers, including any body parts or accessions attached thereto.

New York UCC: The UCC as in effect in the State of New York.

NFRRC: Navistar Financial Retail Receivables Corporation, a Delaware corporation, and its successors and assigns.

NIC: Navistar International Corporation, a Delaware corporation, and its successors and assigns.

Note Depository: The depositary from time to time selected by the Indenture Trustee on behalf of the Issuer in whose name the Notes are registered prior to the issue of Definitive Notes. The first Note Depository shall be Cede & Co., the nominee of the initial Clearing Agency.

App. A-14

Note Depository Agreement: The agreement, dated as of the Closing Date, between the Issuer and The Depository Trust Company, as the initial Clearing Agency relating to the Notes, as the same may be amended and supplemented from time to time.

Note Distribution Account: The account designated as such, established and maintained pursuant to Section 2.02(a)(ii) of the Servicing Agreement.

Note Owner: With respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in each case in accordance with the rules of such Clearing Agency).

Note Pool Factor: With respect to any class of Notes and any Distribution Date, a seven-digit decimal figure which the Servicer will compute prior to each Distribution Date with respect to such Notes and which is equal to the Note Principal Balance for such class as of the close of such Distribution Date divided by the initial Note Principal Balance for such class.

Note Principal Balance: With respect to any class of Notes and any Distribution Date, the initial aggregate principal balance of such class of Notes, reduced by all previous payments to the Noteholders of such class in respect of principal of such Notes.

Note Purchase Agreement: The Note Purchase Agreement, dated May 21, 2010, among the Initial Purchasers, the Servicer and the Seller with respect to the sale of the Notes.

Note Register: With respect to any class of Notes, the register of such Notes maintained pursuant to Section 2.4(a) of the Indenture.

Note Registrar: The registrar at any time of the Note Register, appointed pursuant to Section 2.4 of the Indenture.

Noteholders’ Interest Distributable Amount: With respect to any Distribution Date, the sum of the Aggregate Class A Noteholders’ Interest Distributable Amount, the Class B Noteholders’ Interest Distributable Amount and the Class C Noteholders’ Interest Distributable Amount.

Noteholders: Holders of record of the Notes pursuant to the Indenture and, with respect to any class of Notes, holders of record of such class of Notes pursuant to the Indenture.

Notes: Collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes and the Class C Notes.

Notice of Default: As defined in Section 5.1(d) of the Indenture.

Obligor: With respect to any Receivable, the purchaser or any co-purchaser of the related Financed Vehicle or Financed Vehicles or any other Person, other than the maker of a Guaranty, who owes payments under such Receivable.

App. A-15

Officer’s Certificate: A certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an officer’s certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer or the Administrator on behalf of the Issuer. Where an Officer’s Certificate is required to be delivered by any other Person, such certificate shall be signed by any Authorized Officer of such Person.

Opinion of Counsel: A written opinion of counsel, who may, except as otherwise expressly provided, be an employee of the Seller or the Servicer. In addition, for purposes of the Indenture: (i) such counsel shall be satisfactory to the Indenture Trustee; (ii) the opinion shall be addressed to the Indenture Trustee as Indenture Trustee and (iii) the opinion shall comply with any applicable requirements of Section 11.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee.

Optional Purchase Date: As defined in Section 4.03 of the Pooling Agreement.

Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(i)	Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation,

(ii)	Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made), and

(iii)	Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser;

provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the Controlling Class have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgor’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

Outstanding Amount: As of any date, the aggregate principal amount of all Notes, or a class of Notes, as applicable, Outstanding at such date.

App. A-16

Outstanding Monthly Advances: As of an Accounting Date with respect to a Receivable, the sum of all Monthly Advances made as of or prior to such Accounting Date minus all payments or collections as of or prior to such Accounting Date which are specified in Section 2.14 of the Servicing Agreement as reducing Outstanding Monthly Advances with respect to such Receivable.

Overdue Payment: With respect to a Distribution Date and to a Receivable, all payments received during the related Monthly Period in excess of any Supplemental Servicing Fees, to the extent of the Outstanding Monthly Advances relating to such Receivable.

Owner: For purposes of the Purchase Agreement, the Pooling Agreement and the Servicing Agreement, the “Owner” of a Receivable means (a) NFRRC until the execution and delivery of the Further Transfer and Servicing Agreements and (b) thereafter, the Issuer; provided, that NFC or NFRRC, as applicable, shall be the “Owner” of any Receivable from and after the time that such Person shall acquire such Receivable, whether pursuant to Section 5.04 of the Purchase Agreement, Section 2.08 of the Servicing Agreement, any other provision of the Further Transfer and Servicing Agreements or otherwise.

Owner Trust Estate: All right, title and interest of the Issuer in and to the property and rights assigned to the Issuer pursuant to Article II of the Pooling Agreement, all funds on deposit from time to time in the Collection Account, the Reserve Account, the Note Distribution Account and the Certificate Distribution Account and all other property of the Issuer from time to time, including any rights of the Issuer pursuant to the Pooling Agreement, the Servicing Agreement and the Administration Agreement.

Owner Trustee: Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor trustee under the Trust Agreement.

PA Assignment: As defined in Section 2.01 of the Purchase Agreement.

Partial Prepayment: With respect to a Distribution Date and to any Receivable, the portion of an Actual Payment in excess of the Scheduled Payment which equals one or more future Scheduled Payments but does not constitute a Full Prepayment and results in a Rebate in accordance with the Servicer’s customary procedures.

Paying Agent: (a) With respect to the Indenture, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account, the Reserve Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer, and (b) with respect to the Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement that meets the eligibility standards for the Owner Trustee specified in Section 6.13 of the Trust Agreement, and initially Citibank, N.A., a national banking association.

App. A-17

Permitted Liens: (i) With respect to any Collateral, the interests of the parties under the Basic Documents, and (ii) with respect to any Financed Vehicle:

(a) any liens on the Financed Vehicle for taxes, assessments, levies, fees and other government and similar charges payable by an Obligor but not yet due and payable or the amount or validity of which is being contested,

(b) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens arising in the ordinary course of any Obligor’s business on the Financed Vehicle related thereto securing obligations of the Obligor which are not due and payable or the amount or validity of which is being contested;

(c) liens on the Financed Vehicle related thereto arising out of any judgment or award or by operation of law, in any such case as a result of an act or omission by the related Obligor;

(d) liens which may exist in accessions to the Financed Vehicles not financed by the Receivables; and

(e) any lien against a Financed Vehicle resulting from a cross-collateralization provision in the related Retail Note or Contract to the extent such lien is junior to the lien of the Indenture Trustee in such Financed Vehicle.

Person: Any legal person, including any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

Physical Property: Bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery.

Plan: With respect to a Person, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Person or a Commonly Controlled Entity with respect to such Person is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

Pooling Agreement: The Pooling Agreement, dated as of the Closing Date, between NFRRC and the Issuer, as amended, modified and supplemented from time to time.

Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note.

Prepayment: With respect to a Distribution Date and to a Receivable, the portion of an Actual Payment in excess of the Scheduled Payment.

App. A-18

Principal Distributable Amount: With respect to any Distribution Date, the sum of (a) the Priority Principal Distribution Amount for such Distribution Date, plus (b) the Regular Principal Distribution Amount for such Distribution Date.

Principal Payment Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the amount available to pay the principal on the Notes on such Distribution Date and (b) the Principal Distributable Amount for such Distribution Date.

Priority Principal Distribution Amount: On any Distribution Date, an amount equal to the sum of (i) an amount equal to the excess, if any, of (a) the Outstanding Amount of the Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Notes on such preceding Distribution Date) over (b) the Aggregate Receivables Balance as of the close of business on the last day of the preceding Monthly Period, plus (ii) if such Distribution Date is a date on or after the Final Scheduled Distribution Date for any Class of Notes which remains outstanding, the excess, if any, of (x) the Outstanding Amount of such class of Notes, over (y) an amount described in the preceding clause (i) in this definition.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Program: As defined in Section 3.02 of the Servicing Agreement.

PSA Assignment: As defined in Section 2.01 of the Pooling Agreement.

Purchase Agreement: The Purchase Agreement, dated as of the Closing Date, between NFC and NFRRC, as amended and supplemented from time to time.

Purchase Date: As defined in Section 2.01 of the Purchase Agreement.

Purchase Price: As defined in Section 2.02 of the Purchase Agreement.

Purchased Property: As of any date, means all of the Designated Receivables and the Related Security transferred by NFC to NFRRC pursuant to Section 2.01 of the Purchase Agreement as of such date.

Qualified Institutional Buyer: As defined in Rule 144A under the Securities Act.

Rating Agency: Each of the nationally recognized statistical rating organizations requested by the Seller to provide ratings on the Notes which are rating the Notes on such date.

Rating Agency Condition: With respect to any action, the condition that each Rating Agency shall have been given at least 10 days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer (and, if NFC is not the Servicer, NFC), the Indenture Trustee and the Issuer in writing that such action shall not result in a downgrade or withdrawal of the then-current rating of any class of Notes.

App. A-19

Rebate: With respect to a given date and to a Receivable, the rebate under such Receivable that is or would be payable to the Obligor for unearned finance charges or any other charges that are or would be subject to a rebate to the Obligor upon the payment of a Partial Prepayment or a Full Prepayment.

Receivable: Each Retail Note appearing on the Schedule of Retail Notes (including, for the avoidance of doubt, each Designated Receivable).

Receivable Balance: As of an Accounting Date, with respect to any Receivable, the result of (a) the Starting Receivable Balance thereof, minus (b) the sum of the following amounts, in each case computed in accordance with the actuarial method: (i) that portion of all Scheduled Payments allocated to principal due on or after the Cutoff Date and on or prior to the Accounting Date, plus (ii) that portion of all Warranty Payments or Administrative Purchase Payments allocated to principal, plus (iii) that portion of all Prepayments allocated to principal, plus (iv) the sum of that portion of the following received and allocated to principal by the Servicer: (A) proceeds of Insurance Policies, plus (B) Liquidation Proceeds, plus (C) any amounts received in respect of any Dealer Liability, plus (D) any amounts received in respect of from Navistar Purchase Obligations, plus (E) any amounts received in respect of any Guaranties.

Receivables File: As defined in Section 4.01 of the Servicing Agreement.

Recharacterization: As defined in Section 2.01 of the Pooling Agreement.

Record Date: (a) With respect to the Notes and with respect to any Distribution Date, the close of business on the day immediately preceding such Distribution Date, or if Definitive Notes are issued, the last day of the preceding Monthly Period and (b) with respect to the Certificates and with respect to any Distribution Date, the last day of the preceding Monthly Period.

Redemption Date: The Distribution Date on which all of the Notes are to be redeemed by the Issuer in connection with the exercise of the Servicer of its rights pursuant to Section 4.01 of the Pooling Agreement, as described in Sections 10.1 and 10.2 of the Indenture.

Redemption Price: An amount equal to the aggregate of the Outstanding Amount of all Notes, together with all accrued and unpaid interest thereon through the Redemption Date or the Optional Purchase Date, as applicable.

Registered Holder: The Person in whose name a Note is registered on the Note Register on the applicable Record Date.

Regular Principal Distribution Amount: An amount, for any Distribution Date, equal to the excess, if any, of (a) the Outstanding Amount of the Notes as of the preceding Distribution Date (after giving effect to any payments of principal made on the Notes on such preceding Distribution Date and before giving effect to any payment in respect of the Priority Principal Distributable Amount on such Distribution Date) or as of the Closing Date, as applicable, over (b) the excess, if any, of (i) the Aggregate Receivables Balance as of the close of business on the last day of the preceding Monthly Period, less (ii) the Target Overcollateralization Amount for such Distribution Date; provided, however, that the Regular Principal Distribution Amount for

App. A-20

any Distribution Date shall not exceed the Outstanding Amount of the Notes on such Distribution Date (after giving effect to any payments of principal made on the Notes on such Distribution Date in respect of the Priority Principal Distribution Amount, if any; provided, further, however, that the Regular Principal Distribution Account on and after the date the Notes have been declared due and payable following the occurrence of an Event of Default shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Notes to zero.

Related Security: With respect to a Receivable, the right, title and interest of NFC, the Seller or any successor or assignee thereof in and to the following assets:

(a) all amounts due on and under such Receivable on and after the Cutoff Date and the fully executed original of such Receivable and the related Contracts,

(b) the security interests in the Financed Vehicles granted by Obligors pursuant to such Receivable and, to the extent permitted by law, in any accessions thereto which are financed by such Retail Note and, where permitted by law, the original Certificate of Title and otherwise such documents, if any, that NFC keeps on file in accordance with its customary procedures indicating that the related Financed Vehicle is owned by the Obligor and subject to a security interest in favor of NFC (or its assigns),

(c) the right to receive amounts received by NFC from time to time in respect of any Insurance Policies with respect to such Receivable,

(d) the right to receive amounts received by NFC from time to time in respect of any Dealer Liability with respect to such Receivable, any Navistar Purchase Obligations with respect to such Receivable (subject to the limitation set forth in Section 5.08 of the Purchase Agreement and Section 2.04 of the Pooling Agreement, as applicable), and any Guaranties of such Receivable,

(e) any proceeds from any Insurance Policies with respect to such Receivable,

(f) amounts received by NFC from time to time in respect of any Dealer Liability with respect to such Receivable, any Navistar Purchase Obligations with respect to such Receivable (subject to the limitation set forth in Section 5.08 of the Purchase Agreement and Section 2.04 of the Pooling Agreement, as applicable) and amounts received in respect of any Guaranties of such Retail Note, and

(g) any proceeds of the property described in clauses (a) through (e) of this definition above.

Remaining Gross Balance: With respect to any Receivable (other than a Liquidating Receivable) and as of an Accounting Date, the result of (a) the Starting Gross Receivable Balance thereof, minus (b) the sum of (i) all Actual Payments with respect to such Receivable, plus (ii) any Warranty Payment or Administrative Purchase Payment with respect to any such Receivable, plus (iii) any Prepayments applied to reduce the Starting Gross Receivable Balance of any such Receivable, plus (iv) proceeds from any Insurance Policies with respect to such Receivable, plus (c) for any Receivable not classified by the Servicer as a “finance charge -

App. A-21

included contract,” the portion of the payments specified in the preceding clauses (i), (ii), (iii) or (iv) in this definition above allocable in accordance with the actuarial method to finance charges; provided, however, that the Remaining Gross Balance of any Receivable that has been designated a Liquidating Receivable during the related or any prior Monthly Period shall equal zero.

Repurchase Event: A Repurchase Event described in Section 5.04 of the Purchase Agreement.

Required Deposit Rating: A rating on short-term unsecured debt obligations of “P-1” by Moody’s and “R-1” by DBRS. Any requirement that short-term unsecured debt obligations have the “Required Deposit Rating” means that such short-term unsecured debt obligations have the foregoing required ratings from each of such rating agencies.

Requirement of Law: As to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

Reserve Account: An account designated as such, established and maintained pursuant to Section 2.02(a)(iv) of the Servicing Agreement.

Reserve Account Deposit Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the excess, if any, of (i) the Specified Reserve Account Balance for such Distribution date, over (ii) the amount on deposit in the Reserve Account (after giving effect to all withdrawals to be made therefrom on or prior to such Distribution Date) and (b) the portion, if any, of the Available Amount for such Distribution Date available for deposit into the Reserve Account on the Transfer Date related to such Distribution Date pursuant to Section 8.2(c)(vi) of the Indenture.

Reserve Account Initial Deposit: Cash or Eligible Investments having a value of $9,403,304.46, which is equal to 1.00% of the Initial Aggregate Starting Receivables Balance.

Reserve Account Property: As defined in the Granting Clause of the Indenture.

Responsible Officer: With respect to the Indenture Trustee or the Owner Trustee, any officer within the Corporate Trust Office of such trustee, including any Vice President, Assistant Vice President, Assistant Secretary, Assistant Treasurer, Trust Officer or any other officer of such Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture or the Trust, as applicable, and, with respect to the Servicer, the President, any Vice President, Assistant Vice President, Treasurer, Secretary, Assistant Treasurer, Assistant Secretary or any other officer or assistant officer of such Person customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom

App. A-22

such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Retail Note: A retail loan evidenced by a note and secured by one or more Financed Vehicles, originated or acquired by Navistar Financial or one or more of its Affiliates.

Revised Article 8: Revised Article 8 (1994 Version) (and corresponding amendments to Article 9) as promulgated in 1994 by the National Conference of Commissioners on Uniform State Laws, in the form in which it has been adopted in the State of New York.

Schedule of Retail Notes: The schedule attached to the PA Assignment or the PSA Assignment specifying the Retail Notes transferred to the Issuer, as such schedule may be updated by the Servicer from time to time pursuant to Section 3.04 of the Servicing Agreement.

Scheduled Payment: With respect to any Receivable, a payment which (a) is in the amount required under the terms of such Receivable in effect as of the Cutoff Date or, in the case of any Receivable secured by more than one Financed Vehicle, the terms of such Receivable, after giving effect to any changes in the terms of such Receivable resulting from a Full Prepayment with respect to any Financed Vehicle related thereto and (b) is payable by the Obligor of such Receivable. When Scheduled Payment is used with reference to a Distribution Date after the date such Receivable is transferred to the Issuer, it means the payment which is due in the related Monthly Period; provided, however, that in the case of the first Distribution Date, the Scheduled Payment shall include all such payments due from the Obligor on or after the Cutoff Date.

Secretary of State: The Secretary of State of the State of Delaware.

Securities: The Notes and the Certificates.

Securities Act: The United States Securities Act of 1933, as amended from time to time.

Securities Intermediary: As defined in Section 2.02(b) of the Servicing Agreement.

Security Certificate: As defined in Section 8-102(a)(16) of the New York UCC.

Security Entitlement: As defined in Section 8-102(a)(17) of the New York UCC.

Securityholder: Any of the Noteholders or Certificateholders.

Seller: As defined in the Recitals to the Pooling Agreement.

Servicer: The Person executing the Servicing Agreement as the Servicer, or its successor in interest pursuant to Section 7.02 of the Servicing Agreement (including the Backup Servicer in its capacity as successor Servicer).

Servicer Default: Any of the events specified in Section 7.01 of the Servicing Agreement; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

App. A-23

Servicer’s Certificate: A certificate in substantially the form of Exhibit A to the Servicing Agreement, completed by and executed on behalf of the Servicer, in accordance with Section 2.17 of the Servicing Agreement.

Servicing Agreement: The Servicing Agreement, dated as of the Closing Date, by and among NFRRC, the Indenture Trustee, the Issuer and the Servicer, as amended, modified and supplemented from time to time.

Specified Reserve Account Balance: With respect to any Distribution Date, the lesser of (a) the Outstanding Amount of the Notes and (b) 1.00% of the Aggregate Starting Receivable Balance of all of the Receivables transferred to the Trust.

Starting Gross Receivable Balance: With respect to any Receivable as of the Cutoff Date, the Starting Receivable Balance plus, in the case of Receivables classified by the Servicer as “finance charge - included contract” the finance charges included in the Scheduled Payments due on or after the Cutoff Date.

Starting Receivable Balance: With respect to a Receivable, the aggregate principal amount advanced under such Receivable toward the purchase price of the Financed Vehicle or Financed Vehicles, including insurance premiums, service and warranty contracts, federal excise and sales taxes and other items customarily financed as part of a Retail Note and related costs, less payments received from the Obligor prior to the Cutoff Date with respect to such Receivable allocable on the basis of the actuarial method to principal.

State: Any one of the 50 States of the United States of America or the District of Columbia.

Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §3801 et seq., as the same may be amended from time to time.

Subsequent Transferee: As defined in the Recitals to the Purchase Agreement.

Subsidiary: As to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

Successor Servicing Expenses: For any Distribution Date, the reasonable out-of-pocket accrued and unpaid costs, expenses, disbursements and other charges incurred by a successor Servicer during the related Monthly Period in connection with the performance of its duties and obligations under the Basic Documents and any damages or other amounts for which the successor Servicer is entitled to indemnification pursuant to the Basic Documents, each as expressly provided therein and to the extent not paid by NFC as the removed servicer under the Backup Servicing Agreement.

Supplemental Servicing Fee: As defined in Section 2.09 of the Servicing Agreement.

App. A-24

Target Overcollateralization Amount: An amount, on any Distribution Date, that is equal to the greater of (a) 3.50% of the Aggregate Starting Receivable Balance of all Receivables transferred to the Trust, and (b) the excess, if any, of (i) 6.00% of the Aggregate Receivables Balance as of the close of business on the last day of the related Monthly Period, over (ii) the amount on deposit in the Reserve Account on the last day of the related Monthly Period.

Temporary Notes: The Notes specified in Section 2.3 of the Indenture.

Total Available Amount: With respect to a Distribution Date, the sum of (a) the Available Amount for such Distribution Date, plus (b) the amount of all cash and other immediately available funds deposited in the Collection Account from the Reserve Account on the Transfer Date related to such Distribution Date.

Total Servicing Fee: As defined in Section 2.09 of the Servicing Agreement.

Transfer: As defined in Section 2.15(c) of the Indenture.

Transfer Date: With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

Transfer and Servicing Agreements: The Purchase Agreement, the Pooling Agreement, the Servicing Agreement and the Backup Servicing Agreement.

Treasury Regulations: The regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

Trust: Navistar Financial 2010-A Owner Trust, a Delaware statutory trust, created pursuant to the Trust Agreement.

Trust Agreement: The Trust Agreement, dated as of the Closing Date, between the Seller and the Owner Trustee, as amended and supplemented from time to time; such agreement being the Amended and Restated Trust Agreement contemplated by the Trust Agreement, dated September 8, 2008, between the Seller and the Owner Trustee, as amended on March 26, 2009, and as further amended on December 29, 2009.

Trustees: The Owner Trustee and the Indenture Trustee.

UCC: The Uniform Commercial Code, as in effect in the relevant jurisdiction.

UCC Collateral: Any property a security interest in which may be perfected by filing under the UCC.

Uncertificated Security: As defined under the applicable UCC as in effect on such date.

App. A-25

Unearned Income: With respect to any Receivable, as of any date of determination, the portion of the Gross Balance thereof identified as unearned income by the Servicer, in accordance with its customary applicable accounting procedures.

Warranty Payment: With respect to a Distribution Date and to a Warranty Receivable repurchased as of the related Accounting Date, the result of (a) the sum of all remaining Scheduled Payments on such Warranty Receivable due after the Accounting Date, plus (b) all past due Scheduled Payments with respect to which a Monthly Advance has not been made, plus (c) the amount of any reimbursements made pursuant to the last sentence of Section 2.14 of the Servicing Agreement with respect to such Warranty Receivable, plus (d) all Outstanding Monthly Advances made on such Warranty Receivable, minus (e) the Rebate, minus (f) any Liquidation Proceeds with respect to such Warranty Receivable to the extent applied prior to the Accounting Date that are not reflected in items (a) through (d) of this definition.

Warranty Purchaser: Either (a) the Seller pursuant to Section 2.06 of the Pooling Agreement or (b) NFC pursuant to Section 5.04 of the Purchase Agreement.

Warranty Receivable: A Receivable which the Warranty Purchaser has become obligated to repurchase pursuant to Section 2.06 of the Pooling Agreement or Section 5.04 of the Purchase Agreement.

App. A-26

APPENDIX A

PART II – RULES OF CONSTRUCTION

Accounting Terms. As used in this Appendix or the Basic Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Basic Documents will control.

“Hereof,” etc. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Appendix or any Basic Document will refer to this Appendix or such Basic Document as a whole and not to any particular provision of this Appendix or such Basic Document, and Section, Schedule and Exhibit references contained in this Appendix or any Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Basic Document unless otherwise specified. The word “or” is not exclusive.

Use of “related”. As used in this Appendix and the Basic Documents, with respect to any Distribution Date, the “related Determination Date,” the “related Monthly Period,” and the “related Record Date” will mean the Determination Date, the Monthly Period, and the Record Date, respectively, immediately preceding such Distribution Date.

Use of “outstanding” etc. Whenever the term “outstanding Notes,” “outstanding principal amount” and words of similar import are used in this Appendix or any Basic Document for purposes of determining whether the Noteholders of the requisite outstanding principal amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons (it being understood that the Owner Trustee in its individual capacity shall not be considered an Affiliate of any of the foregoing) shall be disregarded and deemed not to be outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as “outstanding” if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgor’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

Number and Gender. Each defined term used in this Appendix or the Basic Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

Including. Whenever the term “including” (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) is used in this Appendix or the Basic Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

App. A-27

APPENDIX B

NOTICE ADDRESSES AND PROCEDURES

All requests, demands, directions, consents, waivers, notices, authorizations and communications provided or permitted under any Basic Document to be made upon, given or furnished to or filed with NFC, the Seller, the Servicer (other than any successor Servicer who is not an affiliate of the initial Servicer), the Indenture Trustee, the Issuer, the Owner Trustee or the Rating Agencies shall be in writing, personally delivered, sent by facsimile with a copy to follow via first class mail, overnight mail or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt:

1.	in the case of NFC, at the following address:

Navistar Financial Corporation

425 N. Martingale Road

Suite 1800, Attention: General Counsel

Schaumburg, IL 60173

Telecopy: (630) 753-4410

2.	in the case of the Seller, at the following address:

Navistar Financial Retail Receivables Corporation

425 N. Martingale Road

Suite 1800, Attention: General Counsel

Schaumburg, IL 60173

Telecopy: (630) 753-4410

3.	in the case of the Servicer (other than any successor Servicer who is not an affiliate of the initial Servicer), at the following address:

Navistar Financial Corporation

425 N. Martingale Road

Suite 1800, Attention: General Counsel

Schaumburg, IL 60173

Telecopy: (630) 753-4410

4.	in the case of the Indenture Trustee, at its Corporate Trust Office,

5.	in the case of the Owner Trustee, at its Corporate Trust Office, with a copy to:

Deutsche Bank National Trust Company

100 Plaza One

MS: JCY03-0699

Jersey City, New Jersey 07311-3901

Attention: Alternative and Structured Finance Services

App. B-1

and with a copy to the Administrator at:

Navistar Financial Corporation

425 N. Martingale Road

Suite 1800, Attention: General Counsel

Schaumburg, IL 60173

Telecopy: (630) 753-4410

6.	in the case of the Issuer, to the Corporate Trust Office of the Owner Trustee, with a copies to:

Navistar Financial Retail Receivables Corporation

c/o Corporation Trust Company

1209 Orange Street

Wilmington, DE 19801

Navistar Financial Corporation

425 N. Martingale Road

Suite 1800, Attention: General Counsel

Schaumburg, IL 60173

Telecopy: (630) 753-4410

The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Indenture Trustee shall likewise promptly transmit any notice received by it from the Noteholders to the Issuer.

7.	in the case of Moody’s Investors Service, Inc., at the following address:

Moody’s Investors Service, Inc.

ABS Monitoring Department

99 Church Street

New York, NY 10007

8.	in the case of DBRS, Inc., at the following address:

DBRS, Inc.

140 Broadway

New York, NY 10005

Attention: ABS Surveillance

or at such other address as shall be designated by such Person in a written notice to the other parties to the Basic Documents to which they are party.

Where any Basic Document provides for notice to Noteholders of any condition or event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid or by overnight mail to each Noteholder affected by such condition or event, at such Person’s address as it appears on the Note Register,

App. B-2

not later than the latest date, and not earlier than the earliest date, prescribed in such Basic Document for the giving of such notice. If notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholders shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

App. B-3